UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2004

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Fannie Mae

Federally chartered corporation (State or other jurisdiction of incorporation)	0-50231 (Commission File Number)	52-0883107 (IRS Employer Identification Number)

3900 Wisconsin Avenue, NW Washington, DC (Address of principal executive offices)	20016 (Zip Code)

Registrant’s telephone number, including area code: 202-752-7000

(Former Name or Former Address, if Changed Since Last Report): ________________

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

     Fannie Mae (formally the Federal National Mortgage Association) has been informed that eight lawsuits are being prepared or have been filed by holders of the company’s securities against the company, Franklin D. Raines, the company’s Chief Executive Officer, and J. Timothy Howard, the company’s Chief Financial Officer. Some of these cases also name certain other officers of Fannie Mae as defendants. Fannie Mae believes that not all of these cases have been filed to date. Of those that have been filed, they have been filed either in the U.S. District Court for the District of Columbia or the U.S. District Court for the Southern District of New York. The complaints in these lawsuits generally allege that the defendants violated federal securities laws in connection with certain accounting policies and practices that are the subject of a report by the Office of Federal Housing Enterprise Oversight (OFHEO). OFHEO’s report is discussed in more detail in a Form 8-K Fannie Mae filed on September 22, 2004. Another case has been filed in the U.S. District Court for the Southern District of New York as a derivative action on behalf of the company against members of Fannie Mae’s board of directors alleging breach of fiduciary duties. In addition, on Friday, October 6, 2004, Fannie Mae was asked by the U.S. Attorney’s Office for the District of Columbia, as part of a criminal investigation, to preserve certain documents, including documents relating to the matters discussed in the OFHEO report. The Attorney General of Ohio also has announced a preliminary inquiry into these matters on behalf of Ohio’s public pension funds.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION
By:	/s/ Ann M. Kappler
Ann M. Kappler
Senior Vice President and General Counsel

Date: October 12, 2004